  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998

                                                REGISTRATION NO. 333-56623

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

        MCKESSON CORPORATION                      DELAWARE                    94-3207296
    (EXACT NAME OF REGISTRANT AS      (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER
      SPECIFIED IN ITS CHARTER)       INCORPORATION OR ORGANIZATION     IDENTIFICATION NUMBER)

                                MCKESSON PLAZA
                                ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                NANCY A. MILLER
                    VICE PRESIDENT AND CORPORATE SECRETARY
                             MCKESSON CORPORATION
                        MCKESSON PLAZA, ONE POST STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                (415) 983-8300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:

                 IVAN D. MEYERSON                                    GREGG A. NOEL
        VICE PRESIDENT AND GENERAL COUNSEL                   SKADDEN, ARPS, SLATE, MEAGHER
               MCKESSON CORPORATION                                    & FLOM LLP
         MCKESSON PLAZA, ONE POST STREET                   300 SOUTH GRAND AVENUE, SUITE 3400
         SAN FRANCISCO, CALIFORNIA 94104                     LOS ANGELES, CALIFORNIA 90071
                  (415) 983-8300                                     (213) 687-5000

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
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 TITLE OF EACH CLASS OF                    PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
    SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
       REGISTERED        REGISTERED(1)(2)    PER SHARE (1)    OFFERING PRICE        FEE(3)
---------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share.......      5,000,000          $76.59         $382,950,000       $112,971.00
Rights to Purchase
 Preferred Stock(2)....
---------------------------------------------------------------------------------------------
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
(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the Common Stock, as reported on The New York Stock Exchange on June 3, 1998.
(2) Associated with the Common Stock are rights to purchase Series A Junior Participating Preferred Stock of McKesson Corporation (the "Series A Preferred Stock") that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events. No separate consideration will be received by the Company for the initial issuance of the rights to purchase the Series A Preferred Stock.

(3) Previously paid.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 24, 1998

PROSPECTUS
                                5,000,000 SHARES

                              MCKESSON CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                                  -----------

  This Prospectus relates to 5,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of McKesson Corporation ("McKesson" or the "Company") which may be offered and issued from time to time in connection with one or more business combinations with the Company or its subsidiaries. The Shares may be issued from time to time in connection with (i) mergers, consolidations, recapitalizations or similar plans of acquisition;
(ii) purchases of some or all of the assets of one or more businesses; and
(iii) exchanges for some or all of the outstanding securities, obligations or other interests of one or more businesses, including, among other things, capital stock, loans and partnership interests.

  The Company anticipates that the specific terms of each such business combination in which Shares will be issued will be the result of negotiations with the owners and controlling persons of the businesses, assets, securities or other interests involved in the business combination. The Shares so issued will generally be valued (i) at prices based on or related to market prices for the Common Stock at or near the time the Company agrees to the terms of such business combination or the time of closing, during the period or periods prior to delivery of such Shares, or based on average market prices for periods ending at or near such times or (ii) such other basis as the parties may agree. No underwriting discounts or commission will be paid in connection with such business combinations, however, brokers' and finders' fees may be paid from time to time with respect to specific business combinations. Any person receiving such fees may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

  The Shares will, prior to their issuance, be listed on the New York Stock Exchange, Inc. ("NYSE")and the Pacific Exchange, Inc. (the "PE") subject to official notice of issuance. The Common Stock is traded under the symbol "MCK." The last reported sale price of the Common Stock on the NYSE on June 10, 1998 was $80 5/16 per share.

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES.


                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is June   , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including McKesson) that file electronically with the Commission (at http://www.sec.gov). The Common Stock is listed on each of the NYSE and the PE. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and at the offices of the PE at 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. In addition, certain documents filed by the Company with the Commission have been incorporated into this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any such document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information about the Company and the securities offered hereby, please read the Registration Statement, any applicable Prospectus Supplement, and the documents incorporated herein and therein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the Exchange Act:

      1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed on June 18, 1998.

      2. Current Reports on Form 8-K filed on November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A, filed on January 21, 1997, and as further amended by Amendment No. 2 on Form 8-K/A filed on April 28, 1997).

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENT HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH DOCUMENTS SHALL BE DIRECTED TO NANCY A. MILLER, VICE PRESIDENT AND CORPORATE SECRETARY, MCKESSON CORPORATION, MCKESSON PLAZA, ONE POST STREET, SAN FRANCISCO, CALIFORNIA 94104 (TELEPHONE (415) 983-8300).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain of the matters discussed under the captions "Risk Factors," "Financial Review," "The Company" and elsewhere in this Prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain of such forward-looking statements can be identified by the use of forward-looking terminology such as, "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of financial trends, strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the speed of integration of acquired businesses, the impact of continued competitive pressures, success of strategic initiatives, implementation of new technologies, continued industry consolidation, changes in customer mix, changes in pharmaceutical manufacturers' pricing and distribution policies, the changing United States health care environment and other factors discussed herein or incorporated by reference herein.

                                  THE COMPANY

  McKesson is the leading health care supply management company in North America. The Company also develops and manages innovative marketing programs for pharmaceutical manufacturers and, through McKesson Water Products Company ("Water Products"), processes and markets pure drinking water.

  The Company's objective is to become the world leader in health care supply across the entire supply chain, from manufacturer to patient. The Company conducts its operations through two operating business segments: the Health Care Services segment and Water Products segment.

  The principal executive offices of the Company are located at McKesson Plaza, One Post Street, San Francisco, California 94104, and the telephone number is (415) 983-8300.

                                 RISK FACTORS

RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

  An element of the Company's growth strategy is to pursue strategic acquisitions that either expand or complement its business, and McKesson routinely reviews such potential acquisition opportunities. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations from other business concerns, difficulties in the integration of operations and systems, delays or difficulties in opening and operating larger distribution centers in an integrated distribution network, the assimilation and retention of the personnel of the acquired companies, challenges in retaining the customers of the combined businesses and potential adverse short-term effects on operating results. In addition, the Company may require additional debt or equity financing for future acquisitions, which may not be available on terms favorable to the Company, if at all. The inability of the Company to successfully finance, complete and integrate strategic acquisitions in a timely manner could have an adverse impact on the Company's results of operations and its ability to effect a portion of its growth strategy.

CHANGING UNITED STATES HEALTH CARE ENVIRONMENT

  In recent years, the health care industry has undergone significant change driven by various efforts to reduce costs, including potential national health care reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors, and the development of large, sophisticated purchasing groups. This industry is expected to continue to undergo significant changes for the foreseeable future. Other healthcare industry factors that could have a material adverse effect on the Company's results of operations include: (i) changes in governmental support of health care services, the method by which such services are delivered or the prices for such services; (ii) other legislation or regulations governing such services or mandated benefits; or (iii) changes in pharmaceutical manufacturers' pricing or distribution policies.

COMPUTER TECHNOLOGIES

  McKesson relies heavily on computer technologies to operate its business. As a result, McKesson continuously seeks to upgrade and improve its computer systems in order to provide better service to its customers and to support the Company's growth. McKesson has conducted an assessment of its computer systems and has begun to make the changes necessary to make its computer systems Year 2000 compliant. McKesson believes that with modifications to or replacements of its existing computer-based systems, it will be Year 2000 compliant by March 31, 1999, although the Company cannot provide any assurance in this regard. McKesson's systems rely in part on the computer-based systems of its trading partners. As part of the Company's assessment, an overview of certain of its trading partners' Year 2000 compliance strategies is being performed, and the Company plans to conduct extensive systems testing with such trading partners during calendar 1999. Nevertheless, if any trading partner or other entity upon which they rely failed to become Year 2000 compliant, McKesson could be adversely affected. The Company incurred approximately $7 million in fiscal 1998 and expects to incur between $10 and $15 million in each of the next two fiscal years in costs associated with modifications to the Company's existing systems to make them Year 2000 compliant and related testing, including planned testing with trading partners. Such costs are being expensed as incurred. Year 2000 project costs are difficult to estimate accurately, and the projected costs could change due to unanticipated technological difficulties, project vendor delays, and project vendor cost overruns. The inability of the Company to successfully complete its Year 2000 compliance project or to maintain computer systems that meet the Company's and its customers' needs could have an adverse effect on the Company.

                               ACQUISITION TERMS

  The Shares may be issued from time to time in connection with (i) mergers, consolidations, recapitalizations or similar plans of acquisition; (ii) purchases of some or all of the assets of one or more businesses; and
(iii) exchanges for some or all of the outstanding securities, obligations and other interests of one or more businesses, including, among other things, capital stock, loans and partnership interests.

  The Company anticipates that the specific terms of each business combination in which Shares will be issued will be the result of negotiations with the owners and controlling persons of the businesses, assets, securities or other interests involved in the business combination. The Shares so issued will generally be valued at prices based on or related to market prices for the Common Stock at or near the time the Company agrees to the terms of such business combination or the time of closing, during the period or periods prior to delivery of such Shares, or based on average market prices for periods ending at or near such times or on such other basis as the parties may agree. No underwriting discounts or commission will be paid in connection with such business combinations, however, brokers' and finders' fees may be paid from time to time with respect to specific business combinations. Any person receiving such fees may be deemed an underwriter within the meaning of the Securities Act.

                         DESCRIPTION OF CAPITAL STOCK

  The following descriptions of the Company's capital stock and of certain provisions of Delaware law do not purport to be complete and are subject to and qualified in their entirety by reference to the Company's Restated Certificate of Incorporation (the "Certificate") and Restated By-Laws (the "By-Laws") and Delaware law, and, with respect to certain rights of holders of shares of Common Stock, the Rights Agreement (as hereinafter defined). Copies of such documents have been filed with the Commission and are filed as exhibits to the Registration Statement of which this Prospectus is a part.

  As of the date hereof, the capital stock of the Company consists of 200,000,000 authorized shares of Common Stock and 100,000,000 authorized shares of Series Preferred Stock, par value $0.01 per share (the "Preferred Stock").

COMMON STOCK

  As of June 1, 1998, there were 94,929,952 shares of Common Stock issued and outstanding.

  The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Company's Board of Directors (the "Board") may from time to time determine. The shares of Common Stock are neither redeemable nor convertible, and do not provide the holders thereof with any preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive the assets of the Company which are legally available for distribution, after payment of all debts, other liabilities and any liquidation preferences of outstanding Preferred Stock. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

  In February 1997, McKesson Financing Trust issued an aggregate of 4,123,720 5% Trust Convertible Preferred Securities (each, a "Trust Security"). Each Trust Security is convertible into Common Stock at any time prior to the close of business on the business day prior to June 1, 2027 (or prior to the date of redemption of the Trust Security), at the option of the holder, at the rate of
1.3418 shares of Common Stock for each Trust Security (equivalent to a conversion price of $37.26 per share of Common Stock), subject to adjustment in certain circumstances.

PREFERRED STOCK

  As of the date hereof, there were no shares of Preferred Stock issued and outstanding. The Board is authorized to issue the Preferred Stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. Of the Preferred Stock, 10,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") and reserved for issuance pursuant to the Company's Rights Agreement.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Certificate and By-Laws of the Company contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder's best interest, including those takeover attempts that might result in a premium over the market price for the shares held by stockholders.

  Pursuant to the Certificate, the Board is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors. Vacancies and newly created directorships on the Board may be filled only by a majority of the remaining directors or by the plurality vote of the stockholders.

  The Certificate also provides that any action required or permitted to be taken by the holders of Common Stock may be effected only at an annual or special meeting of such holders, and that stockholders may act in lieu of such meetings only by unanimous written consent. The By-Laws provide that special meetings of holders of Common Stock may be called only by the Chairman or the President of the Company or the Board. Holders of Common Stock are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

  The By-Laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Company not less than 60 nor more than 90 days prior to the date of the annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

  The Certificate also provides that certain provisions of the By-Laws may only be amended by the affirmative vote of the holders of 75% of the shares of the Company outstanding and entitled to vote. The Certificate also provides that, in addition to any affirmative vote required by law, the affirmative vote of holders of 80% of the voting stock of the Company and two-thirds of the voting stock other than voting stock held by an interested stockholder shall be necessary to approve certain business combinations proposed by an interested stockholder.

  The foregoing summary is qualified in its entirety by the provisions of the Certificate and By-Laws, copies of which have been filed with the Commission.

RIGHTS PLAN

  Pursuant to the Company's Rights Agreement, the Board declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock to stockholders of record of the Company at November 1, 1994 (the "Record Date"). As a result of the two-for-one stock split effective January 2, 1998, each share of Common Stock has attached to it one-half of a Right. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Preferred Stock at a purchase price of $100 per unit. The Rights expire on October 21, 2004, unless redeemed earlier by the Board. The terms of the Rights are set forth in a Rights Agreement between the Company and a Rights Agent (the "Rights Agreement"), a copy of which is filed with the Commission. The following summary outlines certain provisions of the Rights Agreement and is qualified by reference to the full text of the form of the Rights Agreement.

  The Rights are attached to all Common Stock certificates representing shares outstanding at the Record Date and shares issued between the Record Date and the Distribution Date (as hereinafter defined), and no separate rights certificates (the "Rights Certificates") have been distributed. The Rights will separate from the Common Stock, separate Rights Certificates will be issued and a distribution date (the "Distribution Date") will occur upon the earlier to occur of (i) ten business days (or such later date as the Board may determine) following the date of a public announcement that there is an Acquiring Person (as defined below) (such date, the "Stock Acquisition Date"),
(ii) ten business days following commencement of a tender or exchange offer that would result in the offeror beneficially owning 15% or more of the Common Stock or (iii) ten business days after the Board determines that the ownership of 10% or more of the Company's outstanding Common Stock by a person is (A) intended to cause the Company to repurchase the Common Stock beneficially owned by such person or (B) is causing, or is reasonably likely to cause, a material adverse impact on the Company.

  The term "Acquiring Person" means any person who, together with affiliates and associates, acquires beneficial ownership of shares of Common Stock representing 15% or more of the Common Stock, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan.

  In the event that a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a calculated value equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person and certain related persons and transferees will be null and void. However, Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable as set forth below.

  At any time prior to the tenth day following the Stock Acquisition Date, the Company may redeem the Rights, in whole, but not in part, at a price of $.01 per Right.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

  In general, the Rights Agreement may be amended by the Board (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date in certain respects including (a) to shorten or lengthen at any time period and (b) in a manner not adverse to the interests of Rights holders. However, amendments extending the redemption period must be made while the Rights are still redeemable.

  The Rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board, since the Board may redeem the Rights as provided above.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

  The Company is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) such transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of such transaction, the "interested stockholder" beneficially owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

  The Company's authorized but unissued shares of Common Stock and Preferred Stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions.

  The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

  One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

  The Company has reserved for issuance shares of Common Stock for (i) the Company's stock option and other employee benefit plans, (ii) the conversion of the Trust Securities, and (iii) for the pending acquisition of AmeriSource Health Corporation. The Company does not currently have any plans to issue shares of Preferred Stock, although 10,000,000 shares have been designated Series A Preferred Stock pursuant to the Company's Rights Agreement.

LIMITATION OF DIRECTORS LIABILITY

  The Certificate contains a provision that limits the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the directors and officers of the Company have indemnification protection.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Shares will be passed upon for McKesson by Ivan D. Meyerson, Vice President and General Counsel of McKesson, and by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of the Company and the related financial statement schedule incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and the consolidated financial statements of FoxMeyer for the year ended March 31, 1996 incorporated in this Registration Statement by reference from McKesson's Current Report on Form 8-K/A filed with the Commission on April 28, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference (which report dated May 18, 1998 on McKesson's consolidated financial statements expresses an unqualified opinion and which report on FoxMeyer's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer and its Chapter 7 bankruptcy filing). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

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  NO DEALER, SALESMAN, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                PROSPECTUS
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   3
Special Note Regarding Forward-Looking Statements..........................   3
The Company................................................................   4
Risk Factors...............................................................   5
Acquisition Terms..........................................................   6
Description of Capital Stock...............................................   7
Legal Matters..............................................................  10
Experts....................................................................  10

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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                               5,000,000 SHARES

                             MCKESSON CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


                               ----------------

                                  PROSPECTUS

                               ----------------



                                 June   , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VIII of the Restated By-Laws of the Company (the "Bylaws"), in accordance with the provisions of Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), provides that the Company shall indemnify any person in connection with any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such legal proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or
proceeding, if such   person had no reasonable cause to believe that his or
her conduct was unlawful. If the legal proceeding is by or in the right of the Company, the director or officer may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that such person may not be indemnified in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless a court determines otherwise.

  Article VIII of the Company's By-Laws allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, employee or agent of another corporation, partnership or other enterprise at the request of the Company.

  Article VI of the Company's Restated Certificate of Incorporation, in accordance with Section 102(b)(7) of the Delaware Corporation Law, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of such director's fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of such director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21. LIST OF EXHIBITS.

 EXHIBIT
 -------
  3.1    Restated Certificate of Incorporation of the Company (Exhibit 3.1(1)).
  3.2    Restated Bylaws of the Company as amended through May 30, 1997
          (Exhibit 3.1 (2)).
  3.3    Rights Agreement, dated as of October 21, 1994, by and between the
         Company and First Chicago Trust Company of New York as Rights Agent
         (Exhibit 4.1(3)).
  4.1    Indenture dated as of March 11, 19987 between the Company and The
         First National Bank of Chicago, dated as of March 11, 1997 (Exhibit
         4.1 (4)).
  5.1**  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the securities being registered hereby.
 23.1**  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
 23.2*   Independent Auditors' Consent
 24**    Power of Attorney

--------
(1) Incorporated by reference to designated exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A, filed on February 13, 1997, File No. 1-3252.

(2) Incorporated by reference to designated exhibit to the Company's Current Report on Form 8-K filed with the Commission on June 24, 1997, File No. 1-3252.

(3) Incorporated by reference to designated exhibit to Amendment No. 3 to the Company's Registration Statement on Form 10 filed with the Commission on October 27, 1994, File No. 1-13252.

(4) Incorporated by reference to designated exhibit to the Company's Registration Statement on Form S-4 filed with the Commission on July 8, 1997, File No. 333-30899.
--------
 *Filed herewith

**Previously filed

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective) amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such.

  (d) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (e)(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) That every prospectus (i) that is filed pursuant to paragraph (e) (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effect date of the Registration Statement through the date of responding to the request.

  (g) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 24th day of June, 1998.

                                          McKESSON CORPORATION

                                              /s/ Richard H. Hawkins
                                          By: ___________________________
                                             Name: Richard H. Hawkins
                                             Title: Vice President and Chief
                                                 Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                        TITLE                  DATE
              ---------                        -----                  ----

                  *                     President and Chief       June 24, 1998
 ____________________________________        Executive
            Mark A. Pulido              Officer and Director
                                        (principal executive
                                              officer)


                  *                      Vice President and       June 24, 1998
 ____________________________________ Chief Financial Officer
          Richard H. Hawkins            (principal financial
                                              officer)


                  *                          Controller           June 24, 1998
 ____________________________________  (principal accounting
          Heidi E. Yodowitz                   officer)


                  *                           Director            June 24, 1998
 ____________________________________
         Mary G. F. Bitterman


                  *                           Director            June 24, 1998
 ____________________________________
          Tully M. Friedman


                  *                           Director            June 24, 1998
 ____________________________________
          John M. Pietruski


                                              Director            June 24, 1998
 ____________________________________
          David S. Pottruck


                                              Director            June 24, 1998
 ____________________________________
          Carl E. Reichardt


                  *                          Director;            June 24, 1998
 ____________________________________  Chairman of the Board
          Alan Seelenfreund


                  *                           Director            June 24, 1998
 ____________________________________
             Jane E. Shaw

               SIGNATURE                 TITLE          DATE
               ---------                 -----          ----
                   *                   Director     June 24, 1998
 _____________________________________
        Robert H. Waterman, Jr.


 *By:     /s/ Nancy A. Miller
   ____________________________________
              Nancy A. Miller
              Attorney-in-fact